October 16, 2012                                    For immediate release
Park National Corporation declares $0.94 quarterly cash dividend and provides update about quarterly earnings report

NEWARK, Ohio - Park National Corporation's (Park) (NYSE Amex: PRK) Board of Directors today declared a $0.94 per common share quarterly cash dividend, payable on December 7, 2012 to common shareholders of record as of November 23, 2012. The board also reported it plans to announce financial results for the third quarter ended September 30, 2012 on October 29, 2012.
Today, management reviewed with the Board of Directors details pertaining to a loan relationship that may require the recording of a charge-off of up to $13.0 million (and corresponding loan loss provision). If the full charge-off (and loan loss provision) of $13.0 million were to be recorded, diluted earnings per common share are expected to be $0.78 for the third quarter of 2012 and $3.82 for the nine months ended September 30, 2012. If no charge-off (or loan loss provision) were required to be recorded for this specific loan relationship, diluted earnings per common share for the third quarter and first nine months of 2012 are expected to be $1.33 and $4.37, respectively. Management is working to gain additional information regarding this specific loan relationship prior to releasing earnings for the periods ended September 30, 2012.
Headquartered in Newark, Ohio, Park National Corporation has $6.7 billion in total assets (as of June 30, 2012). Park consists of 11 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park's Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, Farmers Bank Division, United Bank Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division and The Park National Bank of Southwest Ohio & Northern Kentucky Division, and its subsidiary Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance). Park's other operating subsidiaries include Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.
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Media contacts: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com or John Kozak, 740.349.3792

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this news release or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the SEC and NYSE MKT LLC, to implement the Dodd-Frank Act's provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in “Item 1A. Risk Factors” of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com